Registration No. 33-_________

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT

                                  under

                        The Securities Act of 1933

                       ROSEVILLE TELEPHONE COMPANY
          (Exact name of registrant as specified in its charter)

          California                                        94-0817190
(State or other jurisdiction                              (IRS Employer
of incorporation or organization)                       Identification No.)


211 Lincoln Street, Roseville, California                          95678
(Address of principal executive offices)                        (Zip Code)

                       ROSEVILLE TELEPHONE COMPANY
                        RETIREMENT SUPPLEMENT PLAN
                         (Full title of the plan)

                           Jed E. Solomon, Esq.
                          Cooper, White & Cooper
                    201 California Street, 17th Floor
                     San Francisco, California 94111
                              (415) 433-1900
        (Name, address, including ZIP code, and telephone number,
                including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE


                               Proposed      Proposed
Title of                       Maximum       Maximum
Securities     Amount          Offering      Aggregate      Amount of
to be          to be           Price Per     Offering       Registration
Registered     Registered      Share (1)     Price (1)      Fee (2)

Common Stock   400,000 shares  $24.00        $9,600,000     $3,310

(1) Calculated in accordance with Section 6(b) of the Securities Act of 1933 and Rule 457(h) and (c) of the Rules promulgated under that Act.
(2)  Fee pursuant to Section 6(b) of the Securities Act of 1933.
                                  PART I
                INFORMATION REQUIRED IN THE SECTION 10(a)
                                PROSPECTUS

          Roseville Telephone Company (the "Company") will deliver or cause to be delivered to each participant the material information regarding Roseville Telephone Company Retirement Supplement Plan (the "Plan") constituting a prospectus that meets the requirement of Section 10(a) of the Securities Act of 1993.


                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     (a) The following documents previously filed by the Company with the Commission are incorporated herein by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993; and

          (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994.

     (b) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to December 31, 1993, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the respective dates of filing of such documents.

     (c)  The Company's common stock has been registered under
Section 12(g) of the Exchange Act. A description of the common stock is contained in the Company's Registration Statement on Form S-10 filed with the Commission (Registration No. 34-0556).

Item 4.   Description of Securities.

          Not required.

Item 5.   Interests of Named Experts and Counsel.

          Legal matters in connection with the issuance of the Common Stock covered by this Registration Statement is being passed upon by Cooper, White & Cooper, San Francisco, California. Robert M. Raymer, David W. Tucker and Mark P. Schreiber, all of whom are partners of Cooper, White & Cooper, are shareholders of the Company.

          The consolidated financial statements of Roseville Telephone Company appearing in Roseville Telephone Company's Annual Report (Form 10-
K) for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon authority of such firm as experts in accounting and auditing. Ernst & Young has no interest in the Company.

Item 6.   Indemnification of Directors and Officers.

          Section 317 of the California General Corporation Law sets forth conditions and limitations governing the indemnification of officers, directors, and other persons. Articles FIFTH and SIXTH of the Registrant's Restated Articles of Incorporation, as amended, and Section 3.14 of the Bylaws of the Registrant contains indemnification provisions pursuant to authority contained in the above-mentioned California statute.

          In accordance with such documents, the Company has broad powers to indemnify directors, officers and other persons against liabilities they may incur in such capacities, within the limitations permitted by law.

Item 7.   Exemption from Registration Claimed.

          No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits.

          The following documents (unless otherwise indicated) are filed herewith and made a part of the Registration Statement.


Exhibit                                      Method
Number    Description                        of Filing     Page

4.01      Restated Articles of               Incorporated
          Incorporation of the Company       by Reference
          (Filed as Exhibit I to Form 10-Q
          Quarterly Report for the quarter
          ended June 30, 1980), together
          with Certificate of Amendment
          amending such Restated Articles
          of Incorporation (as filed with
          Exhibit 3(a) to Form 10-K Annual
          Report for the year ended
          December 31, 1982), and
          Certificate of Articles of
          Incorporation, as amended (Filed
          as Exhibit 3A to Form 10-K Annual
          Report for the year ended
          December 31, 1983)

5.01      Internal Revenue Service           Incorporated
          Determination Letter dated         by Reference
          September 21, 1989 (filed as
          Exhibit 28.01 to Form S-8
          Registration Statement effective
          October 30, 1989 (Registration
          No. 33-31453))

23.01     Consent of Cooper, White & Cooper  Filed         6
                                             Herewith

23.02     Consent of Ernst & Young LLP       Filed         7
                                             Herewith


Item 9.   Undertakings.

          (1) The undersigned registrant hereby undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, County of Placer and State of California, on September 22, 1994.

                                        ROSEVILLE TELEPHONE COMPANY


                                        By:
                                             Robert L. Doyle
                                             Chairman of the Board


                                        By:
                                             Brian H. Strom
                                             President and
                                             Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacity and on the date indicated.

     Name                          Title                         Date

                          Chairman of the Board         September 22, 1994
Robert L. Doyle

                          President, Chief Executive    September 22, 1994
Brian H. Strom            Officer and Director
                          (principal executive
                          officer)

                          Director                      September 22, 1994
Thomas E. Doyle

                          Vice President and Chief      September 22, 1994
Michael D. Campbell       Financial Officer
                          (principal financial
                          officer and principal
                          accounting officer)

                          Director                      September 22, 1994
John R. Roberts III

                          Director                      September 22, 1994
Ralph E. Hoeper

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, County of Placer and State of California, on September 22, 1994.

                                        ROSEVILLE TELEPHONE COMPANY


                                        By:  /s/ ROBERT L. DOYLE
                                             Robert L. Doyle
                                             Chairman of the Board


                                        By:  /s/ BRIAN H. STROM
                                             Brian H. Strom
                                             President and
                                             Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacity and on the date indicated.

     Name                          Title                         Date

 /s/ ROBERT L. DOYLE        Chairman of the Board         September 22, 1994
Robert L. Doyle

 /s/ BRIAN H. STROM         President, Chief Executive    September 22, 1994
Brian H. Strom              Officer and Director
                            (principal executive
                            officer)

 /s/ THOMAS E. DOYLE        Director                      September 22, 1994
Thomas E. Doyle

 /s/ MICHAEL D. CAMPBELL    Vice President and Chief      September 22, 1994
Michael D. Campbell         Financial Officer
                            (principal financial
                            officer and principal
                            accounting officer)

/s/ JOHN R. ROBERTS III     Director                      September 22, 1994
John R. Roberts III

/s/ RALPH E. HOEPER         Director                      September 22, 1994
Ralph E. Hoeper


                                                              EXHIBIT 23.01
                            September 22, 1994


Board of Directors
Roseville Telephone Company
P. O. Box 969
Roseville, CA  95678

          Re:  Registration Statement on Form S-8

Gentlemen:

     We are aware that the Roseville Telephone Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission indicates we have passed on legal matters in connection with the issuance of the Company's common stock thereunder, and we hereby consent to all references to us therein.

                                             Very truly yours,


                                             /s/ COOPER, WHITE & COOPER

                                                              Exhibit 23.02



                     Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Roseville Telephone Company Retirement Supplement Plan and to the incorporation by reference therein of our report dated February 25, 1994, with respect to the consolidated financial statements and schedules of Roseville Telephone Company included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP


Sacramento, California
September 19, 1994